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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

              ORGANIZATION                                                 JURISDICTION NAME
              ------------                                                 -----------------
NCD Graphic Software Corporation                                          California

Network Computing Devices                                                 Australia
 Australia Pty. Ltd.

Network Computing Devices                                                 Canada
 (Canada), Inc.

Network Computing Devices                                                 England
 (UK) Limited

Network Computing Devices                                                 France
 (France) S.A.R.L.

Network Computing Devices                                                 Germany
 GmbH

Network Computing Devices                                                 Sweden
 (Scandinavia) AB

Network Computing Devices                                                 The Netherlands
 (Benelux) B.V.

Network Computing Devices (FSC), Inc.                                     Guam

NCD Acquisition Corp.                                                     Indiana